Exhibit 99.1 --Page 1

2004 Annual Report
Form 10-K

FORM SE
FORM FOR SUBMISSION OF PAPER FORMAT EXHIBITS
BY ELECTRONIC FILERS

Southern Union Company	0000203248
Exact name of registrant as specified in charter	Registrant CIK Number

Form 11-K for the fiscal year ended December 31, 2004	1-6407
Electronic report, schedule or registration statement of	SEC file number, if available
which the documents are a part (give period of report)

                                                                   Not Applicable ("N/A")
Name of Person Filing the Document (If Other than the Registrant)

SIGNATURES

Filings Made By the Registrant:

The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilkes-Barre, State of Pennsylvania, June 28, 2005.

Southern Union Company
(Registrant)

By	DAVID J. KVAPIL
David J. Kvapil
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)
(Name and Title)